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                                                         Exhibit (c)(3)

                            JOINT FILING AGREEMENT
                            ----------------------

     Avery Dennison Corporation and Vision Acquisition Corporation agree that the statements on Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, and all filings under Schedule 14D-1 to which this agreement is attached as an exhibit, and all amendments thereto, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Act of 1934, as amended. In evidence thereof, the undersigned being duly authorized, have executed this Joint Filing Agreement this 10th day of June, 1999.

Dated: June 10, 1999


                         AVERY DENNISON CORPORATION

                         By:     /s/ Robert G. van Schoonenberg
                                 -----------------------------
                                 Name:   Robert G. van Schoonenberg
                                 Title:  Senior Vice President, General
                                         Counsel and Secretary


                         VISION ACQUISITION CORPORATION

                         By:     /s/ Robert G. van Schoonenberg
                                 -----------------------------
                                 Name:   Robert G. van Schoonenberg
                                 Title:  President